UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: April 25, 2012 (Date of earliest event reported)

Sterling Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201

(Address of Principal Executive Offices and Zip Code)

(509) 458-3711

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2012, Sterling held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Sterling’s shareholders approved each of the four proposals detailed in Sterling’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 15, 2012.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

FIRST: Sterling’s shareholders elected eleven Directors of Sterling for terms ending in the year 2013, as set forth below:

	For	Percent of Voted	Withheld	Percent of Voted Withheld	Broker Non-Votes	Percent of Voted
Howard P. Behar	42,032,285	99.24%	321,595	0.76%	863,797	0.02%
Leslie S. Biller	38,093,844	89.94%	4,260,036	10.06%	863,797	0.02%
Ellen R. M. Boyer	42,038,354	99.26%	315,526	0.74%	863,797	0.02%
David A. Coulter	41,863,506	98.84%	490,374	1.16%	863,797	0.02%
Robert C. Donegan	42,040,170	99.26%	313,710	0.74%	863,797	0.02%
C. Webb Edwards	42,039,619	99.26%	314,261	0.74%	863,797	0.02%
William L. Eisenhart	42,032,295	99.24%	321,585	0.76%	863,797	0.02%
Robert H. Hartheimer	42,039,420	99.26%	314,460	0.74%	863,797	0.02%
Scott L. Jaeckel	41,928,472	99.00%	425,408	1.00%	863,797	0.02%
Michael F. Reuling	42,032,117	99.24%	321,763	0.76%	863,797	0.02%
J. Gregory Seibly	42,006,198	99.18%	347,682	0.82%	863,797	0.02%

SECOND: Sterling’s shareholders approved an advisory (non-binding) resolution approving Sterling’s executive compensation, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	39,523,611	93.32%	63.72%
Against	2,739,103	6.47%	4.42%
Abstain	91,167	0.22%	0.15%
Broker Non-votes	836,797	0.02%	0.01%

THIRD: Sterling’s shareholders approved an advisory (non-binding) resolution approving on the frequency of voting to approve Sterling’s executive compensation, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
One Year	40,485,399	95.60%	65.27%
Two Years	91,799	0.22%	0.15%
Three Years	1,766,117	4.17%	2.85%
Abstain	6,552	0.02%	0.01%

FOURTH: Sterling’s shareholders approved a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Sterling for the year ending December 31, 2012, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	43,184,702	99.92%	69.63%
Against	25,449	0.06%	0.04%
Abstain	7,526	0.02%	0.01%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

April 30, 2012	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer